EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Deltic Timber Corporation

We consent to the use of our report dated February 12, 2007, with respect to the statements of operations, cash flows, and members’ capital of Del-Tin Fiber L.L.C. for the year ended December 30, 2006, included herein.

/s/ KPMG LLP

KPMG LLP
Shreveport, Louisiana
March 6, 2009